UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 31, 2016

VALIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-28423	58-2541997
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6 Gurdwara Street, Suite 205 Ottawa, Canada	K2E 8A3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (613) 224-3535

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

Effective October 31, 2016, we dismissed our independent registered public accounting firm Seale & Beers, CPAs and engaged AMC Auditing, LLC, the firm that has acquired Seale & Beers, CPAs, as our independent registered public accounting firm.

The report of Seale & Beers, CPAs regarding our financial statements for the last two fiscal years ended December 31, 2015 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there is substantial doubt about our ability to continue as a going concern.

During the two most recent fiscal years and during any subsequent interim period through and including October 31, 2016, there were no disagreements with Seale & Beers, CPAs on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to the satisfaction of Seale & Beers, CPAs, would have caused it to make reference to the subject matter thereof in connection with its report.

During our two most recent fiscal years or any subsequent interim period prior to engaging AMC Auditing, LLC, CPAs, we, or someone on our behalf, had not consulted AMC Auditing, LLC, CPAs regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit option that might be rendered on the Company’s consolidated financial statements. In addition, during this period, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

We have requested Seale & Beers, CPAs to furnish a letter addressed to the Securities and Exchange Commission stating whether Seale & Beers, CPAs agree with the above statements. A copy of this letter is filed as Exhibit 16.1 to this report.

The Company’s Board of Directors approved the change of auditors pursuant to Item 304(a)(1)(iii) of Regulation S-K.

Item 9.01

Exhibits

d)

Exhibits

Exhibit No.

Exhibit Description

  16.1

Seale & Beers, CPAs SECPS Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALIDIAN CORPORATION

Dated:   November 1, 2016

By:

/s/ Bruce Benn

Bruce Benn,

President, Chief Executive Officer

and Chief Financial Officer